Exhibit 99.2

NEWS FROM ARCH COAL NOT FOR IMMEDIATE RELEASE Investors: Charles Dayton 314/994.2912

Arch Coal, Inc. Announces Private Debt Exchange Offer for its 7.25% Senior Notes due 2020; Majority Holders Have Agreed to Participate

ST. LOUIS, July 2, 2015 — Arch Coal, Inc. (“Arch”) (NYSE:ACI) today announced the launch of a private offer to exchange (the “Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”) and a cash payment for any and all of its outstanding 7.25% Senior Notes due 2020 (the “2020 Notes”).  Holders of approximately 56.9% of the aggregate principal amount of outstanding 2020 Notes have executed agreements with Arch committing to participate in the Exchange Offer and the Consent Solicitation referred to below.

The Trust Certificates represent a fractional undivided interest in Arch Pass Through Trust, a Delaware statutory trust (the “Trust” and, together with Arch, the “Issuers”) whose only assets will be (i) senior secured term loans due 2021 (the “New Term Loans”) issued as incremental debt under Arch’s existing credit agreement and (ii) senior secured revolving commitments (the “New Revolving Loans”).  The New Revolving Loans will be transferred to the Trust either by the assignment of existing revolving commitments or by the creation of an incremental revolving credit facility in lieu of the existing revolving credit facility, and all existing commitments would be terminated at the closing of this transaction.  The aggregate principal amount of New Term Loans and New Revolving Loans outstanding at any time may not exceed $404 million, and will be equal to the principal amount of Trust Certificates issued in the Exchange Offer and in a concurrent exchange offer.  The Trust is not, and will not be, a subsidiary or affiliate of Arch and the Trust Certificates will not be guaranteed or insured by any person or entity, including Arch.

The private offer is being made as part of Arch’s efforts, in light of challenging market conditions, to deleverage its balance sheet and improve its liquidity profile.  These efforts may include additional private offers or repurchases of Arch’s other outstanding debt securities.

In conjunction with the Exchange Offer, Arch will solicit consents (the “Consent Solicitation”) from holders of the 2020 Notes to certain proposed amendments (the “Proposed 2020 Notes Amendments”) to the indenture governing the 2020 Notes.  The Proposed 2020 Notes Amendments would modify certain restrictive covenants contained in such indenture to conform to Arch’s other indentures, including with respect to the issuance of additional secured debt.  Holders who tender their 2020 Notes will be deemed to consent to the Proposed 2020 Notes Amendments, and holders may not deliver consents to the Proposed 2020 Notes Amendments without tendering their 2020 Notes in the Exchange Offer.

The consummation of the Exchange Offer is conditioned upon, among other things, and the Proposed 2020 Notes Amendments require, the receipt of consents pursuant to the Consent Solicitation from the holders of a majority in aggregate principal amount of outstanding 2020 Notes not owned by Arch or any of its affiliates.

The following table sets forth the consideration offered in the Exchange Offer and the Consent Solicitation.

		Consideration per $1,000 Principal Amount of 2020 Notes Tendered
CUSIP/ISIN	Outstanding Principal Amount of 2020 Notes	Total Consideration if Tendered prior to or on the Early Tender Time (1)	Exchange Consideration if Tendered after the Early Tender Time(1)
039380AC4 / US039380AC46	$500,000,000	$418.69 in aggregate principal amount of Trust Certificates and $60 in cash	$418.69 in aggregate principal amount of Trust Certificates and $30 in cash

(1) Each Eligible Holder whose 2020 Notes are accepted for exchange in the Exchange Offer will receive on the Early Settlement Date (as defined below) or on the Final Settlement Date (as defined below), as applicable, 50% of the accrued and unpaid interest in cash on such Eligible Holder’s tendered 2020 Notes exchanged for Trust Certificates on the Early Settlement Date or the Final Settlement Date, but will not otherwise recover additional amounts in respect of accrued interest. Interest on the Trust Certificates will accrue from the Early Settlement Date (or if there is no such date, the Final Settlement Date).

The Exchange Offer will expire at 12:00 midnight, New York City time, on July 30, 2015, unless extended or earlier terminated (the “Expiration Time”). Holders that properly tender their 2020 Notes and deliver consents prior to 5:00 p.m., New York City time, on July 16, 2015, unless extended (the “Early Tender Time”), and do not validly withdraw their 2020 Notes prior to 5:00 p.m., New York City time, on July 16, 2015, unless extended (the “Withdrawal Deadline”), and whose 2020 Notes are accepted for exchange will receive the Total Consideration set out in the applicable column in the table above, which includes a $30 consent payment.  Holders of 2020 Notes that properly tender their Notes after the Early Tender Time and on or before the Expiration Time and whose 2020 Notes are accepted for exchange will receive the Exchange Consideration set out in the table above. Tendered 2020 Notes may not be withdrawn and consents may not be revoked subsequent to the Withdrawal Deadline, subject to limited exceptions.

If the conditions to the Exchange Offer are satisfied at the Early Tender Time, the Issuers reserve the right to settle the exchange for holders who tendered at or prior to the Early Tender Time promptly thereafter (such date, the “Early Settlement Date”).  Otherwise, the Issuers will settle all exchanges promptly after the Expiration Time (such date, the “Final Settlement Date”).

The Exchange Offer is being made, and the Trust Certificates are being offered and issued, solely to holders of 2020 Notes who are both “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in a private placement in reliance upon an exemption from the registration requirements of the Securities Act.  The holders of 2020 Notes that are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.”  The Trust Certificates have not and will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.  Additionally, the Trust has not been and will not be registered as an investment company under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.  This news release does not constitute an offer to purchase or a solicitation of an offer to sell any securities.

Arch’s obligation to accept any 2020 Notes tendered and to pay the applicable consideration for them is set forth solely in the Confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) and the accompanying Consent and Letter of Transmittal (the “Consent and Letter of Transmittal”) related to the Exchange Offer and the Consent Solicitation.

The offering documents will be distributed only to holders of 2020 Notes that complete and return a letter of eligibility confirming that they are Eligible Holders.  Copies of the eligibility letter are available to holders through the information agent for the Exchange Offer and the Consent Solicitation, Ipreo LLC, at (888) 593-9546 (U.S. toll-free) or (212) 849-3880.  The Exchange Offer and the Consent Solicitation are made only by, and pursuant to the terms of, the Offering Memorandum and the Consent and Letter of Transmittal, and the information in this news release is qualified by reference thereto.

Holders of the 2020 Notes that are not Eligible Holders will not be able to receive the Offering Memorandum and the Consent and Letter of Transmittal relating to the Exchange Offer and the Consent Solicitation or to participate in the Exchange Offer.  However, Arch will make alternative arrangements on equivalent economic terms to the Exchange Offer for holders ineligible to participate in the Exchange Offer.  Such holders should contact Investor Relations at Arch by calling (314) 994-2700, and, after furnishing proof that they are not Eligible Holders, will receive information about arrangements available to them.

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents.  Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation.  Arch controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to major railroads, inland waterways and a growing number of seaborne trade channels.

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Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,”

“believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to varying degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from many other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.